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Exhibit 5

JOINT FILING AGREEMENT

        In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.001 per share, of Versicor Inc. and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings. Each of the undersigned acknowledges that each shall be responsible for the timely filing of such amendments with respect to information concerning such undersigned reporting person, and for the completeness and accuracy of the information concerning such undersigned reporting person, contained therein, but shall not be responsible for the completeness and accuracy concerning the others, except to the extent that such reporting person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Biosearch Italia, S.p.A.
Date: August 8, 2002	By:	/s/ CLAUDIO QUARTA Claudio Quarta, Ph.D.
	Its:	Chief Executive Officer
Claudio Quarta, Ph.D.
Date: August 8, 2002	By:	/s/ CLAUDIO QUARTA Claudio Quarta, Ph.D.
Francesco Parenti, Ph.D.
Date: August 8, 2002	By:	/s/ FRANCESCO PARENTI Francesco Parenti, Ph.D.
George F. Horner III
Date: August 8, 2002	By:	/s/ GEORGE F. HORNER III George F. Horner III

S-1 (Joint Filing Agreement)

HealthCare Ventures V, L.P.
Date: August 8, 2002	By:	HealthCare Partners V, L.P.
	Its:	General Partner
	By:	/s/ JEFFREY STEINBERG Jeffrey Steinberg
	Its:	Administrative Partner
HealthCare Partners V, L.P.
Date: August 8, 2002	By:	/s/ JEFFREY STEINBERG Jeffrey Steinberg
	Its:	Administrative Partner
James H. Cavanaugh, Ph.D.
Date: August 8, 2002	By:	/s/ JEFFREY STEINBERG, ATTORNEY-IN-FACT James H. Cavanaugh, Ph.D.
Harold R. Werner
Date: August 8, 2002	By:	/s/ JEFFREY STEINBERG, ATTORNEY-IN-FACT Harold R. Werner
William Crouse
Date: August 8, 2002	By:	/s/ JEFFREY STEINBERG, ATTORNEY-IN-FACT William Crouse
John W. Littlechild
Date: August 8, 2002	By:	/s/ JEFFREY STEINBERG, ATTORNEY-IN-FACT John W. Littlechild

S-2 (Joint Filing Agreement)

Christopher Mirabelli, Ph.D.
Date: August 8, 2002	By:	/s/ JEFFREY STEINBERG, ATTORNEY-IN-FACT Christopher Mirabelli, Ph.D.
Augustine Lawlor
Date: August 8, 2002	By:	/s/ JEFFREY STEINBERG, ATTORNEY-IN-FACT Augustine Lawlor

S-3 (Joint Filing Agreement)

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JOINT FILING AGREEMENT